Exhibit 99.1
EVgo Inc. Reports First Quarter 2026 Results with Record First Quarter Revenues
Total Q1 Revenues Increased 45% Year-Over-Year

•Total revenue of $110 million in the first quarter, representing an increase of 45% year-over-year.
•Charging network revenue totaled $56 million in the first quarter, an increase of 18% year-over-year, representing the 17th consecutive quarter of double-digit year-over-year charging revenue growth.
•Network throughput reached 91 gigawatt-hours (“GWh”) in the first quarter, an increase of 10% year-over-year.
•Ended the first quarter with 5,280 stalls in operation, an increase of 25% year-over-year.

LOS ANGELES – May 5, 2026 — EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”), one of the nation’s largest providers of public fast charging infrastructure for electric vehicles (EVs), announced results for the first quarter ended March 31, 2026. Management will host a webcast today at 8 a.m. ET / 5 a.m. PT to discuss EVgo’s results and other business highlights.
“EVgo delivered a strong start to 2026 with record first quarter revenues driven by continued growth across our network and disciplined execution against our strategy,” said Badar Khan, CEO of EVgo. “We are pleased to move forward with an amended DOE loan as we continue scaling the network, expanding NACS availability, advancing key rideshare and site host partnerships and progressing our next-generation charging infrastructure, all while maintaining a strong balance sheet. As market dynamics continue to evolve and with significant deployment activity ahead, we are well-positioned to capitalize on the opportunities in front of us as we build critical charging infrastructure and strengthen EVgo’s leadership position in fast charging.”
Business Highlights
•Stall Development: The Company ended the first quarter with 5,280 stalls in operation. EVgo added over 200 new DC fast charging stalls during the quarter.
•Average Daily Network Throughput: Average daily throughput per stall for the EVgo public network was 257 kilowatt hours per day in the first quarter of 2026, compared to 266 kilowatt hours per day in the first quarter of 2025.
•Customer Accounts: Added over 86,000 new customer accounts in the first quarter, with over 1.7 million total customer accounts at the end of the quarter.
•J3400 (NACS) Connectors: NACS connectors in operation at over 100 stalls in total as of April 30, 2026.
•Financing Update: The Company amended its DOE Loan to $750 million (which includes $625 million in borrowings and up to $125 million in capitalized interest) in April 2026.1

1 For additional information regarding the amendment of the DOE Loan, see the Company’s Form 10‑Q filed on May 5, 2026.

	Q1'26	Q1'25	Change
(unaudited, dollars in thousands)
Network throughput (GWh)	91	83	10%
Revenue	$109,531	$75,287	45%
Gross profit	$12,957	$9,323	39%
Gross margin	11.8%	12.4%	(60) bps
Net loss	$(36,980)	$(26,227)	41%
Adjusted Gross Profit[1]	$29,633	$25,370	17%
Adjusted Gross Margin[1]	27.1%	33.7%	(660) bps
Adjusted EBITDA[1]	$(7,475)	$(5,929)	26%
___________________________________________________________
1Non-GAAP measure. See Appendix for reconciliation.

	Q1'26	Q1'25	Change
(unaudited, dollars in thousands)
Cash flows used in operating activities	$(35,368)	$(10,246)	245%

GAAP capital expenditures	$30,575	$14,992	104%
Capital offsets:
OEM infrastructure payments	2,215	4,975	(55)%
Proceeds from capital-build funding	3,196	1,871	71%
Total capital offsets	5,411	6,846	(21)%
Capital Expenditures, Net of Capital Offsets[1]	$25,164	$8,146	209%
___________________________________________________________
1Non-GAAP measure. See Appendix for reconciliation.

	3/31/2026	3/31/2025	Change
Stalls in operation:
EVgo public network[2]	3,990	3,510	14%
EVgo AV network[3]	120	110	9%
EVgo eXtend™ [4]	1,170	620	89%
Total stalls in operation	5,280	4,240	25%
___________________________________________________________
2 Stalls on publicly available chargers at charging stations that we own and operate on our network.
3 Stalls at charging stations that we own and operate on our network that are only available to AV fleet customers.
4 Stalls at eXtend are EV charging stations built via partnerships for use by their customers with assets serviced through, and often cobranded with, our national network.

2026 Financial Guidance
EVgo is affirming full year 2026 guidance as follows:
•Total revenue of $410 – $470 million
•Adjusted EBITDA* of $(20) million – $20 million
EVgo is initiating second quarter 2026 guidance as follows:
•Total revenue of $75 - $85 million
•Adjusted EBITDA of $(12.5) - $(7.5) million

The Company expects Q1 and Q4 2026 to be the strongest quarters of the year for non-charging revenue.

___________________________________________________________
*A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.
Webcast Information
A live audio webcast for EVgo’s first quarter 2026 results will be held today at 8 a.m. ET / 5 a.m. PT. The webcast will be available at investors.evgo.com.
This press release, along with other investor materials that will be used or referred to during the webcast, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.
About EVgo
EVgo (Nasdaq: EVGO) is one of the nation’s leading public fast charging providers. With more than 1,200 fast charging stations across 47 states, EVgo strategically deploys localized and accessible charging infrastructure by partnering with leading businesses across the U.S., including retailers, grocery stores, restaurants, shopping centers, gas stations, rideshare operators, and autonomous vehicle companies. At its dedicated Innovation Lab, EVgo performs extensive interoperability testing and has ongoing technical collaborations with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, those perceived as express or implied statements regarding EVgo’s future financial and operating performance; EVgo’s future profitability and priorities; EVgo’s long-term value creation opportunities, including pace of deployment, scaling of NACS connectors, enhancements to the customer experience, and key partnerships, including with Kroger; EVgo’s development of next generation charging architecture; and EVgo’s progress on its network buildout. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes adversely affecting EVgo’s business; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; EVgo’s reliance on existing project finance for the growth of its business, its ability to fully draw on its debt financing from the U.S. Department of Energy (the “DOE Loan”) and its credit facility and its ability to comply with the covenants and other terms thereof; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; the risk that the loss of EVgo’s status as an emerging growth company results in additional disclosure and compliance obligations and increases its costs and require significant management time and resources; evolving domestic and foreign government laws, regulations, rules and standards that impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs, such as the enactment of the One Big Beautiful Bill Act of 2025, which addresses, among other things, the termination of the Alternative Fuel Vehicle Refueling Property Credit, other changes in policy under the current administration and 119th Congress and the potential changes in tariffs or sanctions and escalating trade wars; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, elevated rates of inflation and other increases in expenses, including as a result of the implementation of tariffs by the U.S. and other countries; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants, original equipment manufacturers, fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; EVgo’s ability to identify and complete suitable acquisitions or other strategic transactions to meet its goals and integrate key businesses it acquires; and the impact of general economic or political conditions, including associated changes in U.S. fiscal and monetary policy such as elevated interest rates, evolving tariff or other changes in trade policy and geopolitical events such as the conflict in Ukraine and tensions in the Middle East region. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its most recent Annual Report on Form 10-K, as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

EVgo Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$122,435	$151,000
Restricted cash, current	15,311	49,519
Accounts receivable, net of allowance of $70 and $75 as of March 31, 2026 and December 31, 2025, respectively	33,315	38,628
Accounts receivable, capital-build	19,637	19,461
Prepaids and other current assets	48,542	37,872
Total current assets	239,240	296,480
Restricted cash, noncurrent	12,253	10,227
Property, equipment and software, net	452,375	460,747
Operating lease right-of-use assets	109,314	102,966
Other assets	44,887	30,937
Intangible assets, net	31,226	32,421
Goodwill	31,052	31,052
Total assets	$920,347	$964,830

Liabilities, redeemable noncontrolling interest and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$13,973	$7,582
Accrued liabilities	39,920	59,924
Operating lease liabilities, current	7,957	7,765
Deferred revenue, current	47,800	55,060
Income tax payable	—	—
Warrant liabilities, at fair value	436	1,370
Long-term debt, current	2,845	2,146
Other current liabilities	2,741	1,475
Total current liabilities	115,672	135,322
Operating lease liabilities, noncurrent	102,993	96,983
Asset retirement obligations	31,879	30,868
Capital-build liability	55,838	55,820
Deferred revenue, noncurrent	46,008	47,711
Earnout liability, at fair value	—	—
Warrant liabilities, at fair value	—	—
Long-term debt, noncurrent	208,680	204,316
Other long-term liabilities	6,615	7,866
Total liabilities	567,685	578,886

	March 31, 2026	December 31, 2025
(in thousands, except share data)	(unaudited)

Redeemable noncontrolling interest	$313,927	$502,848

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of March 31, 2026 and December 31, 2025; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 140,061,248 and 134,717,984 shares issued and outstanding (excluding 718,750 shares subject to possible forfeiture) as of March 31, 2026 and December 31, 2025, respectively	14	13
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 172,800,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025	17	17
Additional paid-in capital	11,450	$7,753
Retained earnings (accumulated deficit)	27,254	(124,687)
Total stockholders’ equity (deficit)	38,735	(116,904)
Total liabilities, redeemable noncontrolling interest and stockholders’ equity (deficit)	$920,347	$964,830

EVgo Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025	Change %
Revenue
Total charging network	$55,717	$47,098	18%
Non-charging network
eXtend	33,187	23,488	41%
AV and ancillary	20,627	4,701	339%
Total non-charging network	53,814	28,189	91%
Total revenue	109,531	75,287	45%

Cost of sales
Charging network	35,599	29,609	20%
Other	44,398	20,400	118%
Depreciation, net of capital-build amortization	16,577	15,955	4%
Total cost of sales	96,574	65,964	46%
Gross profit	12,957	9,323	39%

Operating expenses
General and administrative	46,005	38,628	19%
Depreciation, amortization and accretion	3,298	4,095	(19)%
Total operating expenses	49,303	42,723	15%
Operating loss	(36,346)	(33,400)	9%

Other (expense) income, net
Interest expense	(2,969)	(517)	474%
Interest income	1,380	1,694	(19)%
Other income (expense), net	11	(5)	(320)%
Change in fair value of earnout liability	22	748	(97)%
Change in fair value of warrant liabilities	934	5,344	(83)%
Total other (expense) income, net	(622)	7,264	(109)%
Loss before income tax expense	(36,968)	(26,136)	41%
Income tax expense	(12)	(91)	(87)%
Net loss	(36,980)	(26,227)	41%
Less: net loss attributable to redeemable noncontrolling interest	(20,560)	(14,865)	38%
Comprehensive loss attributable to Class A common stockholders	$(16,420)	$(11,362)	45%

Loss per share attributable to Class A common stockholders, basic and diluted	$(0.12)	$(0.09)
Weighted average Class A common stock outstanding, basic and diluted	137,928	131,794

EVgo Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(36,980)	$(26,227)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	19,875	20,050
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	3,761	1,199
Share-based compensation	4,245	5,494
Bad debt expense	989	593
Change in fair value of earnout liability	(22)	(748)
Change in fair value of warrant liabilities	(934)	(5,344)
Paid-in-kind interest, amortization of deferred debt issuance costs, net of capitalized interest	1,631	513
Gain on sales-type lease	(4,321)	—
Other	(408)	7
Changes in operating assets and liabilities
Accounts receivable, net	4,323	2,205
Prepaids and other current assets and other assets	(8,335)	(4,810)
Operating lease assets and liabilities, net	(146)	(119)
Accounts payable	5,359	632
Accrued liabilities	(15,134)	(7,657)
Deferred revenue	(8,963)	4,141
Other current and noncurrent liabilities	(308)	(175)
Net cash used in operating activities	(35,368)	(10,246)
Cash flows from investing activities
Capital expenditures	(30,575)	(14,992)
Proceeds from insurance for property losses	13	22
Net cash used in investing activities	(30,562)	(14,970)
Cash flows from financing activities
Proceeds from long-term debt	3,365	75,291
Payments on long-term debt	(250)	—
Proceeds from capital-build funding	3,196	1,871
Payments of withholding tax on net issuance of restricted stock units	(991)	(528)
Payments of deferred debt issuance costs	(137)	(1,350)
Net cash provided by financing activities	5,183	75,284
Net (decrease) increase in cash, cash equivalents and restricted cash	(60,747)	50,068
Cash, cash equivalents and restricted cash, beginning of period	210,746	120,512
Cash, cash equivalents and restricted cash, end of period	$149,999	$170,580

Use of Non-GAAP Financial Measures
To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.
EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.
For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”
Definitions of Non-GAAP Financial Measures
This release includes the following non-GAAP financial measures, in each case as defined below: “Charging Network Gross Profit,” “Charging Network Gross Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that are complete under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.
Charging Network Gross Profit, Charging Network Gross Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.
EVgo defines Charging Network Gross Profit as total charging network revenue less charging network cost of sales. EVgo defines Charging Network Gross Margin as Charging Network Gross Profit divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-

build amortization, (ii) amortization, (iii) accretion, (iv) interest expense, (v) interest income, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, (ii) proceeds from capital-build funding and (iii) proceeds from the transfer of 30C income tax credits, net of transaction costs. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.
Reconciliations of Non-GAAP Financial Measures
The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

	Three Months Ended March 31,
(unaudited, dollars in thousands)	2026	2025	Change
GAAP revenue	$109,531	$75,287	45%

GAAP net loss	$(36,980)	$(26,227)	41%
GAAP net loss margin	(33.8)%	(34.8)%	100 bps

EBITDA adjustments:
Depreciation, net of capital-build amortization	16,775	16,039	5%
Amortization	2,305	3,424	(33)%
Accretion	795	587	35%
Interest expense	2,969	517	474%
Interest income	(1,380)	(1,694)	(19)%
Income tax expense	12	91	(87)%
Total EBITDA adjustments	21,476	18,964	13%
EBITDA	$(15,504)	$(7,263)	113%
EBITDA Margin	(14.2)%	(9.6)%	(460) bps

Adjusted EBITDA adjustments:
Share-based compensation	$4,245	$5,494	(23)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	3,761	1,199	214%
Bad debt expense	989	593	67%
Change in fair value of earnout liability	(22)	(748)	(97)%
Change in fair value of warrant liabilities	(934)	(5,344)	(83)%
Other	(10)	140	(107)%
Total Adjusted EBITDA adjustments	8,029	1,334	502%
Adjusted EBITDA	$(7,475)	$(5,929)	26%
Adjusted EBITDA Margin	(6.8)%	(7.9)%	110 bps
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*Percentage greater than 999% or not meaningful.

The following unaudited table presents a reconciliation of Charging Network Gross Profit and Charging Network Gross Margin to the most directly comparable GAAP measures:

	Three Months Ended March 31,
(unaudited, dollars in thousands)	2026	2025	Change
GAAP total charging network revenue	$55,717	$47,098	18%
GAAP charging network cost of sales	35,599	29,609	20%
Charging Network Gross Profit	$20,118	$17,489	15%
Charging Network Gross Margin	36.1%	37.1%	(100) bps
The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

	Three Months Ended March 31,
(unaudited, dollars in thousands)	2026	2025	Change
GAAP revenue	$109,531	$75,287	45%
GAAP cost of sales	96,574	65,964	46%
GAAP gross profit	$12,957	$9,323	39%
GAAP cost of sales as a percentage of revenue	88.2%	87.6%	60 bps
GAAP gross margin	11.8%	12.4%	(60) bps

Adjusted Cost of Sales adjustments:
Depreciation, net of capital-build amortization	$16,577	$15,955	4%
Share-based compensation	99	92	8%
Total Adjusted Cost of Sales adjustments	$16,676	$16,047	4%

Adjusted Cost of Sales	$79,898	$49,917	60%
Adjusted Cost of Sales as a Percentage of Revenue	72.9%	66.3%	660 bps

Adjusted Gross Profit	$29,633	$25,370	17%
Adjusted Gross Margin	27.1%	33.7%	(660) bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

	Three Months Ended March 31,
(unaudited, dollars in thousands)	2026	2025	Change
GAAP revenue	$109,531	$75,287	45%

GAAP general and administrative expenses	$46,005	$38,628	19%
GAAP general and administrative expenses as a percentage of revenue	42.0%	51.3%	(930) bps

Adjustments:
Share-based compensation	4,146	5,402	(23)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	3,761	1,199	214%
Bad debt expense	989	593	67%
Other[1]	(10)	140	(107)%
Total adjustments	8,886	7,334	21%
Adjusted General and Administrative Expenses	$37,119	$31,294	19%
Adjusted General and Administrative Expenses as a Percentage of Revenue	33.9%	41.6%	(770) bps
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1For the quarter ended March 31, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

	Three Months Ended March 31,
(unaudited, dollars in thousands)	2026	2025	Change
GAAP capital expenditures	$30,575	$14,992	104%

Capital offsets:
OEM infrastructure payments	2,215	4,975	(55)%
Proceeds from capital-build funding	3,196	1,871	71%
Total capital offsets	5,411	6,846	(21)%
Capital Expenditures, Net of Capital Offsets	$25,164	$8,146	209%

For investors:
investors@evgo.com
For media:
press@evgo.com